                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                    Date of Report (Date of earliest event
                           reported): July 20, 1999



                          PILGRIM'S PRIDE CORPORATION
            (Exact name of registrant as specified in its charter)


               Delaware                                               1-9273                             75-1285071
(State or other jurisdiction of incorporation)                 (Commission File No.)            (IRS Employer Identification No.)

        110 South Texas Street                                                              75686-0093
           Pittsburg, Texas                                                                 (Zip Code)
(Address of principal executive offices)


                                Registrant's telephone number, including area code: (903) 855-1000


-----------------------------------------------------------------------------------------------------------------

Item 5.  Other Events

  On July 20, 1999, (i) the stockholders of Pilgrim's Pride Corporation (the "Company") approved an amendment (the "Amendment") to the Company's Certificate of Incorporation which would permit dividends of either Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") or Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), as specified by the Board of Directors of the Company, to holders of the Company's Class B Common Stock and (ii) the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the Amendment.

  Subject to the filing and effectiveness of the Certificate of Amendment, the Board of Directors of the Company had previously declared a dividend of one share of Class A Common Stock for every two shares of Class B Common Stock to stockholders of record of the Class B Common Stock issued and outstanding at the close of business on July 20, 1999. The dividend is payable on July 30, 1999.

  As described below, the Class A Common Stock has substantially the same rights, powers and limitations as the Class B Common Stock, except that each share of Class B Common Stock entitles the holder thereof to 20 votes except as otherwise provided by law.

  The following summary of the Common Stock should be read in conjunction with, and is qualified in its entirety by reference to, the Company's Certificate of Incorporation, as amended.

  Identical Rights.  Except as otherwise expressly provided in the Company's
  ----------------
Certificate of Incorporation, as amended, which is included as an exhibit hereto and incorporated by reference herein, all shares of the Common Stock will be identical and will entitle the holders of the Common Stock to the same rights and privileges.

  Dividends.  Subject to the prior rights and preferences of the Preferred
  ---------
Stock, if any, the holders of record of the Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors out of any funds of the Company, except that (i) if dividends are declared that are payable in shares of Common Stock, such stock dividends will be payable at the same rate on each class of Common Stock and will be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of either Class A Common Stock or Class B Common Stock, as may be specified by the Board of Directors, to holders of Class B Common Stock and (ii) if dividends are declared that are payable in shares of common stock of another company, then such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock and the Class B Common Stock.

  Stock Splits.  Except as expressly provided above, the Company will not
  ------------
subdivide, by stock split, reclassification, stock dividend, recapitalization or other subdivision, or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock are capable of being proportionately subdivided or combined.

  Liquidation Rights.  In the event of any voluntary or involuntary liquidation,
  ------------------
dissolution or winding up of the affairs of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Company, as such terms are used herein, will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other company or companies or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Company.

  Voting Rights.  The holders of shares of the Class A Common Stock and the
  -------------
Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 20 votes, except as otherwise provided by law.

  Consideration on Merger, Consolidation, Business Combination. In any merger,
  ------------------------------------------------------------
consolidation or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock will be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock and the Class B Common Stock.

  Preemptive Rights; Subscription Rights; Cumulative Voting.  Stockholders of
  ---------------------------------------------------------
the Company will not be entitled to preemptive or subscription rights or to cumulative voting.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.
     --------

  Exhibit
  Number        Description
  -------       -----------

     4  --  Certificate of Amendment to Certificate of Incorporation of the
            Company (incorporated by reference to Exhibit 1 of the Company's Form 8-A, filed with the Securities and Exchange Commission on July 20, 1999).

     20 --  Press Release of the Company (filed herewith).

                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PILGRIM'S PRIDE CORPORATION


Date:  July 20, 1999              By:  / s / Richard A. Cogdill
                                       -------------------------
                                       Richard A. Cogdill
                                       Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

                                 EXHIBIT INDEX

  Exhibit
  Number        Description
  -------       -----------

     4  --  Certificate of Amendment to Certificate of Incorporation of the
            Company (incorporated by reference to Exhibit 1 of the Company's Form 8-A, filed with the Securities and Exchange Commission on July 20, 1999).

     20 --  Press Release of the Company (filed herewith).